Exhibit 99.1

March 8, 2012	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar
	Phone:	303/605-1868
	24-Hour:	303/887-5419

DCP MIDSTREAM PARTNERS ANNOUNCES PRICING OF 4.95% SENIOR NOTES

DENVER—DCP Midstream Partners, LP (NYSE: DPM) (the Partnership) announced today that its wholly-owned subsidiary, DCP Midstream Operating, LP (the Operating Partnership), has priced an offering of $350 million aggregate principal amount of 4.95% senior notes due 2022 at a price to the public of 99.535% of their face value (the Offering). The senior notes will be fully and unconditionally guaranteed by the Partnership. The Offering is scheduled to close on March 13, 2012, subject to customary closing conditions.

The Operating Partnership intends to use the net proceeds from the Offering (i) to fund the cash portion of the purchase price of the Partnership’s previously announced contribution by DCP Midstream, LLC to the Partnership of the additional 66.67% interest in the Southeast Texas system (the Southeast Texas Transaction) and pay related expenses, (ii) to repay all of the outstanding borrowings under its $135 million term loan, and (iii) for general partnership purposes, including repayment of borrowings under its revolving credit facility. If the Southeast Texas Transaction is not consummated, the Operating Partnership intends to use the net proceeds from the Offering to repay all of the outstanding borrowings under its $135 million term loan, to repay indebtedness outstanding under its revolving credit facility and for general partnership purposes.

Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers for this Offering. Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for this Offering. When available, a copy of the prospectus supplement and accompanying prospectus relating to the Offering may be obtained from any of the underwriters by contacting:

Morgan Stanley & Co. LLC

Attn: Prospectus Dept.

180 Varick Street, 2nd Floor

New York, NY 10014

Toll-free: 1-866-718-1649

prospectus@morganstanley.com

Wells Fargo Securities, LLC

1525 West W.T. Harris Blvd., NC0675

Charlotte, North Carolina 28262

Attn: Syndicate Operations

Toll-free: 1-800-326-5897

cmclientsupport@wellsfargo.com

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk—3rd foor

Telephone: (212) 834-4533

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Transaction Management, Scott Primrose

Phone: (866) 375-6829

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Telephone: (866) 884-2071

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th floor

Atlanta, Georgia 30326

Attn: Prospectus Department

Telephone: (800) 685-4786

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The senior notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Offering may be made only by means of the preliminary prospectus supplement and accompanying prospectus.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, treats, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds and other aspects of the Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary closing conditions and other factors described in the prospectus supplement and accompanying prospectus for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The statements herein speak only as of the date of this press release. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

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